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                                                                    EXHIBIT 99.1
[LASALLE BANK LOGO]


Mr. Thomas E. Klema, CFO
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, MI 48393

March 29, 2006

Re:  Revolving Loan in the amount of $2,750,000.00
     Obligor No. 7608525971
     Obligation No. 5500003904

Gentlemen:

We are pleased to advise you that LaSalle Bank Midwest National Association, formerly known as Standard Federal Bank N. A., has approved a renewal of the line of credit loan referred to above. The Line of Credit Note Due Date as defined in the loan documents, is now APRIL 1, 2007. As provided in the loan documents, all of the other terms and conditions applicable to this loan remain in effect.

Best Regards:

/s/ Jason Bierlein

Jason Bierlein
Vice President


/plf